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                                                                    EXHIBIT 99.2

                     CONSENT OF PETRIE PARKMAN & CO., INC.


          We hereby consent to the use of our opinion letter dated March 9, 2001 to the Board of Directors of Southern Mineral Corporation ("Southern Mineral") included as Annex VIII to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Southern Mineral with and into PetroCorp Acquisition Company, a wholly owned subsidiary of PetroCorp Incorporated, and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary--Opinion of Southern Mineral's Financial Advisor" and "The Merger--Opinion of Southern Mineral's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    /s/  PETRIE PARKMAN & CO., INC.
                                    ---------------------------------------
                                    PETRIE PARKMAN & CO., INC.



March 27, 2001